EXHIBIT 15.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MER Telemanagement Solutions Ltd.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Files No. 333-12014 and No. 333-123321) and Form F-3 (File No. 333-128225) of Mer Telemanagement Solutions Ltd., of our report dated March 10, 2009 relating to the financial statements of The Info Group, Inc. (formerly AnchorPoint, Inc) as of December 31, 2008 and for the year ended December 31, 2008, which report appears in this Annual Report on Form 20-F of Mer Telemanagement Solutions Ltd. for the year ended December 31, 2008.

                                 /S/ GREENBERG, ROZENBLATT, KULL & BITSOLI, P.C.

                                 GREENBERG, ROZENBLATT, KULL & BITSOLI, P.C.

Worcester, Massachusetts, United States
March 30, 2009